UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2022, the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (the “Company”) appointed Tammy Reilly as a director of the Company.

Ms. Reilly, age 60, is currently the managing partner of TRDx, LLC, an independent life sciences advisory company that she founded in March 2008 to advise life science companies on life cycle management and business development solutions. Prior to founding TRDx, LLC, from November 2009 to January 2018, Ms. Reilly served as a founder and Managing Partner of Real Life Products, LLC, a consumer merchandising and manufacturing company that launched and sold patented products via e-commerce and major retail chains, including Walmart, Home Depot and Amazon. From October 2004 to March 2008, she served as Chief Commercial Officer of XDx, Inc., which is now known as CareDx, Inc. (Nasdaq: CDNA). Prior to that, Ms. Reilly served in various roles at Roche Laboratories for over 14 years, including sales and marketing leadership positions and most recently in 2004 as Executive Vice President for Oncology and Dermatology, managing a business with over $1 billion in revenue. In 2000, Ms. Reilly was named Healthcare Businesswomen Association Rising Star. Ms. Reilly received a B.S. degree in Special Education from the University of Delaware in 1985 and a MBA from the University of Delaware in 1988.

In connection with her appointment to the Board, on the effective date of her appointment to the Board, Ms. Reilly will be granted an option to purchase 100,000 shares of the Company’s common stock that will vest on a monthly basis over 12 months. The option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. As a non-employee director, Ms. Reilly will also be entitled to receive the Company’s standard cash retainers for membership on the Board and any committees of the Board on which she serves, as set forth in the Company’s Outside Director Compensation Policy, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 5, 2022.

The Company will also enter into an indemnification agreement with Ms. Reilly in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Mr. Reilly and any director or executive officer of the Company, and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

On May 18, 2022, the Company issued a press release announcing the appointment of Ms. Reilly to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Effective May 18, 2022, Elizabeth A. Czerepak resigned as a member of the Board. Ms. Czerepak’s resignation from the Board is not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices. As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2022, Ms. Czerepak became the Company’s Executive Vice President and Chief Financial Officer effective May 18, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 18, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: May 18, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer